UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 24, 2016
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On August 24, 2016, Ciber International B.V., (“Ciber International”) a subsidiary of Ciber, Inc. (“Ciber”) and Experis AS (“Experis”), a subsidiary of the ManpowerGroup (“ManpowerGroup”), announced that they have signed a purchase agreement (the “Agreement”) for the sale of all of the outstanding shares of Ciber Norge AS (“Ciber Norge,” and the sale, the “Ciber Norway Sale”), which operates Ciber’s business in Norway. Subject to the terms of the Agreement, Experis agreed to pay, in the aggregate, a $7.0 million (USD) cash purchase price (the “Purchase Price”), which price includes $700,000 (USD) to be held in escrow (the “Escrow Amount”), to be released in equal parts at 12 and 18 months from the closing date. The Purchase Price also is subject to a purchase price adjustment twelve months after closing with respect to the retention of certain Ciber Norge customers, which adjustment is capped at $1.75 million (USD). Ciber anticipates using the proceeds from the Ciber Norway Sale for working capital and to reduce its borrowings under its ABL Facility with Wells Fargo Bank, N.A (“Wells Fargo”) by approximately $3.0 million (USD). The Agreement also contains representations and warranties and covenants, as well as indemnification provisions customary for transactions of this nature. Completion of the transaction is subject to customary closing conditions, including the performance of covenants and the satisfaction of certain other conditions, including the receipt of applicable regulatory approvals, consent of Wells Fargo, as lender and agent under Ciber’s ABL credit facility, conclusion of due diligence by Experis, no material adverse change with respect to Ciber Norge since the date of the Agreement, and other terms as set forth the Agreement. Ciber International will continue to be involved in the full transition of the business to Experis after the closing of the transaction, which is expected to be completed in the third quarter of 2016, subject to the satisfaction of closing conditions as described above. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

On August 24, 2016, Ciber and ManpowerGroup issued a press release regarding the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated August 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: August 24, 2016	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer